THE BANK OF NEW YORK
CORPORATE TRUST AND AGENCY SERVICES
101 BARCLAY STREET
NEW YORK, NEW YORK 10286

CWMBS, INC.
MORTGAGE PASS-THROUGH CIERTIFICATES
SERIES 1996-D

STATEMENT TO CERTIFICATEHOLDERS PREPARED PURSUANT TO SECTION 4.04 OF THE POOLING AND SERVICING AGREEMENTS DATED MARCH 1, 1996
CUSIP #126691

                                            Distribution Date          09/25/96

                                                                                       SINGLE                TOTAL
4.06(i) Reduction of the Stated Amount of                                           CERTIFICATE              AMOUNT
Certificates
     Class A-1 Certificates.                               RS5                           $35.72448499        1,020,216.27
     Class A-2 Certificates.                               RT3                            $0.00000000                0.00
     Class A-3 Certificates.                               RU0                            $0.00000000                0.00
     Class A-4 Certificates.                               RV8                            $0.00000000                0.00
     Class A-5 Certificates.                               RW6                            $0.00000000                0.00
     Class A-6 Certificates.                               RX4                            $0.00000000                0.00
     Class A-7 Certificates.                               RY2                            $0.00000000                0.00
     Class A-8 Certificates.                               RZ9                            $1.13594061           12,777.06
     Class A-R Certificates.                               SA3                           $35.70000000                3.57
     Class X Certificates.                                 SC9                            $O.00000000                0.00
     Class B-1 Certificates.                               SD7                            $0.63049889            6,799.30
     Class B-2 Certificates.                               SE5                            $0.63049978            2,914.17
     Class B-3 Certificates.                               SF2                            $0.63050000            1,941.94
     Class B-4 Certificates.                               N/A                            $0.63049558              712.46
     Class B-5 Certificates.                               N/A                            $0.63050243              389.02
     Class B-6 Certificates.                               N/A                            $0.63049657              841.90

                                             Total Amount                                                    1,046,595.69

Aggregate amount of any Principal
Prepayments                                                          921,866.14

4.06(ii) Amount of distribution
representing interest.                                                                 SINGLE                TOTAL
                                                                                    CERTIFICATE              AMOUNT
     Class A-1 Certificates.                                                              $4.18980912          119,652.15
     Class A-2 Certificates.                                                              $5.83333333          479,237.50
     Class A-3 Certificates.                                                              $5.83333355           89,611.67
     Class A-4 Certificates.                                                              $5.83333411           25,089.17
     Class A-5 Certificates.                                                              $0.00000000                0.00
     Class A-6 Certificates.                                                              $5.83333221          175,583.33
     Class A-7 Certificates.                                                              $5.83333362           68,156.67
     Class A-8 Certificates.                                                              $5.80189634           65,259.73
     Class A-R Certificates.                                                              $5.00000000                0.50
     Class X Certificates.                                                                $1.00450845          206,332.36
     Class B-1 Certificates.                                                              $5.81588464           62,718.50
     Class B-2 Certificates.                                                              $5.81588490           26,881.02
     Class B-3 Certificates.                                                              $5.81588312           17,912.92
     Class B-4 Certificates.                                                              $5.31588496            6,571.95
     Class B-5 Certificates.                                                              $5.81588331            3,588.40
     Class B-6 Certificates.                                                              $5.81588338            7,765.93

                                             Total Amount                                                    1,354,361.50

4.06(iii) Amount of interest shortfall                                     0.00


4.06(iv) Stated Amount of Certificates
after this Distribution
                                                         ORIGINAL                      SINGLE                TOTAL
                                                         BALANCE                    CERTIFICATE              AMOUNT
     Class A-1 Certificates.                                    28,557,900.00           $682.52849579      $19,491,580.53
     Class A-2 Certificates.                                    82,155,000.00         $1,000.00000000      $82,155,000.00
     Class A-3 Certificates.                                    15,362,000.00         $1,000.00000000      $15,362,000.00
     Class A-4 Certificates.                                     4,301,000.00         $1,000.00000000       $4,301,000.00
     Class A-5 Certificates.                                       430,000.00         $1,000.00000000         $430,000.00
     Class A-6 Certificates.                                    30,100,000.00         $1,000.00000000      $30,100,000.00
     Class A-7 Certificates.                                    11,684,000.00         $1,000.00000000      $11,684,000.00
     Class A-8 Certificates.                                    11,248,000.00           $993.47486931      $11,174,605.33
     Class A-R Certificates.                                           100.00           $682.50000000              $68.25
     Class X Certificates.                                     205,406,296.72           $955.12376715     $196,188,435.92
     Class B-1 Certificates.                                    10,784,000.00           $996.37825482      $10,744,943.10
     Class B-2 Certificates.                                    54,622,000.00           $996.37825400       $4,605,260.29
     Class B-3 Certificates.                                     3,080,000.00           $996.37825000       $3,068,845.01
     Class B-4 Certificates.                                     1,130,000.00           $996.37825664       $1,125,907.43
     Class B-5 Certificates.                                       617,000.00           $996.37824959         $614,765.38
     Class B-6 Certificates.                                     1,335,296.72           $996.37826565       $1,330,460.63

                                                                                                Total     $196,188,435.95

4.06(v) The Pool Stated Principal Balance                       $196,188,435.95
for the following Distribution Date


4.06(vi) Senior Percentage for this                              89.0461526257%
Distribution Date
Subordinated Percentage for this                                 10.9538473743%
Distribution Date

4.06(vii) Amount of the Master Servicing                             $61,818.32
Fees paid to or retained by the Master
Servicer with respect to such Distribution
Date


4.06(viii)  Pass-Through  Rate and for each
Class of Certificates
     Class A-1 Certificates.                                                                                  7.00000000%
     Class A-2 Certificates.                                                                                  7.00000000%
     Class A-3 Certificates.                                                                                  7.00000000%
     Class A-4 Certificates.                                                                                  7.00000000%
     Class A-5 Certificates.                                                                                          N/A
     Class A-6 Certificates.                                                                                  7.00000000%
     Class A-7 Certificates.                                                                                  7.00000000%
     Class A-8 Certificates.                                                                                  7.00000000%
     Class A-R Certificates.                                                                                  7.00000000%
     Class X Certificates.                                                                                    1.25534916%
     Class B-1 Certificates.                                                                                  7.00000000%
     Class B-2 Certificates.                                                                                  7.00000000%
     Class B-3 Certificates.                                                                                  7.00000000%
     Class B-4 Certificates.                                                                                  7.00000000%
     Class B-5 Certificates.                                                                                  7.00000000%
     Class B-6 Certificates.                                                                                  7.00000000%

4.06(ix)  Amount of Advances included in                              62,468.62
          the distribution on such Distribution Date.
          Aggregate amount of Advances outstanding                    78,510.68
          as of the close of business on such
          Distribution Date


4.06(x)   The number and aggregate principal
          amounts of Mortgage Loans delinquent
                              30 to 59 days                                                        25        6,657,131.14
                              60 to 89 days                                                         2          440,704.36
                                 90 or more                                                         3          800,718.35


4.06(xi) The number and aggregate principal amounts
         of Mortgage Loans in foreclosure
                             In foreclosure                                                         1         $232,238.34

4.06(xi) Loan number and Stated Principal                                 $0.00
         Balance of any Mortgage loan that became an REO Property during the preceding calendar month.

4.06(xiii) Total number and principal                     0               $0.00
           balance of any REO Properties as of the
           close of business on the Determination
           Date preceding such Distribution Date.

4.06(xiv) Senior Prepayment Percentage                          100.0000000000%

4.06(xv)  Aggregate amount of Realized                                    $0.00
          Losses incurred during the preceding
          calendar month
          Aggregate amount of Realized Losses                             $0.00
          through Distribution Date

4.06(xvi) Special Hazard Loss Coverag Amount                     394,470,063.20
          Required Fraud Loss Coverage                             6,099,827.00
          Current Bankruptcy Amount                                  100,000.00